UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49782 (Commission File Number)	52-2140299 (IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

On April 18, 2005, T REIT, Inc. (the “Company”) determined pursuant to Regulation S-X, Rule 3-09, “Separate financial statements of subsidiaries not consolidated and 50 percent or less owned persons,” that the Company must file separate audited financial statements for such non-consolidated subsidiaries. These additional audited financial statements will be filed in an amendment to the Company’s Form 10-K for the year ended December 31, 2004 which was previously filed with the Securities and Exchange Commission. The Company does not believe that there will be any material changes to the previously filed financial statements.

Certain statements contained herein constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include the statements regarding the nature and scope of the Company’s financial statements. These statements are based on current expectations, estimates or plans about the Company’s industry, management’s beliefs and certain assumptions made by management. These statements are just predictions and involve risks and uncertainties, such that actual results may differ materially from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company has no current intention or obligation to update these forward-looking statements; however, readers should review carefully reports of documents the Company files periodically with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.
Date: April 20, 2005	By:	/s/ Jack R. Maurer
Jack R. Maurer
Chief Executive Officer and President